EXHIBIT 1

SUBSCRIPTION AGREEMENT

This Subscription Agreement ("Agreement") is executed in reliance upon the transaction exemption afforded by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act").

This Agreement has been executed by the undersigned in connection with the sale of investment units from TOR Minerals International, Inc., a Delaware corporation (the "Company"), and Tan Chin Yong ("Subscriber"), (the "Offering").

This offer has been negotiated between the Subscriber and the Company.  The Subscriber hereby offers to purchase and the Company offers to sell Two (2) unit(s) (such number of unit(s) hereafter referred to as the "Units") offered in the Offering.  As the price of each Unit is $30,000, the total purchase price for the Subscriber is $60,000 (the "Purchase Price").  Each Unit consists of 25,000 shares of the Company's common stock, par value $0.25 ("Common Stock") and a warrant to purchase an additional 25,000 shares at an exercise price of $2.00 per share.  This offer will remain open for 14 days unless withdrawn by the Company in its sole discretion.

The Subscriber hereby represents and warrants to and agrees with the Company as follows:

1.                            Agreement to Subscribe: Purchase Price.

   Form of Payment.  Subscriber hereby tenders the Purchase Price for the Units payable in cash via certified funds or wire transfer.

2.      Subscriber Representations; Access to Information; Independent Investigation.

A.     Subscriber represents and warrants to Company as follows:

(i)         Subscriber acknowledges that the purchase of the Units involves a high degree of risk and affirms that it can bear the economic risk of acquiring the Units, including the total loss of its investment.

(ii)        Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and undertakings of Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Units.

(iii)       Subscriber is an "accredited investor" as that term is defined by Rule 501 of Regulation D, by virtue of qualifying in one of the below categories.  Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

            As defined by Regulation D, an investor is generally an accredited investor if the person comes within any of the following categories:

(1)        Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(2)        Any natural person who had an individual income in excess of $200,000 for each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(3)        Any director or executive officer of the Company or any of its subsidiaries; or

(4)        Any entity in which all of the equity owners are accredited investors.

(iv)       In evaluating its investment, Subscriber has consulted its own investment and/or legal and/or tax advisors.

   (v)        Subscriber is acquiring the Units for investment purposes.

(vi)       Subscriber is not an underwriter of, or dealer in, the Units or the Company's Common Stock; and Subscriber is not participating, pursuant to a contractual agreement, in the distribution of the Units or the Company's Common Stock.

(vii)      The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by the Company of Subscriber's subscription and shall survive thereafter.

(viii)      The undersigned hereby agrees that the Company may insert the following or similar legend on the face of the certificates evidencing the shares underlying the Units and the shares underlying the Warrants in compliance with the Act or state securities laws:

"THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS PROVIDED STATING THE PURPORTED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE STATE SECURITIES LAWS."

B.            Independent Investigation; Access.  Subscriber acknowledges that Subscriber, in making the decision to purchase the Units subscribed for, has relied upon independent investigations made by it and Subscriber's representatives, if any. Subscriber and such representatives, if any, have been given reasonable access and opportunity, prior to any sale to it, to examine all material books and records of the Company including all of the Company's reports filed in accordance with the Securities Exchange Act of 1934, all material contracts and documents relating to this Offering and an opportunity to ask questions of, and to receive answers from the Company or any person acting on its behalf concerning the terms and conditions of this Offering.  Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Units which have been requested as well as the Private Placement Memorandum for this Offering and have reviewed all such materials or have had the opportunity to do so, and expressly waived such right.  Subscriber and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

C.            No Government Recommendation or Approval.  Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Subscribers, or has passed or made, or will pass on or make, any recommendation or endorsement of the Units.

D.           Entity Purchases.  If Subscriber is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that he, she or it is duly authorized (if the undersigned is a trust, by the Trust Agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

3.         Securities Delivery Instructions.  The shares underlying the Units shall be delivered to the Subscriber promptly following acceptance of this Agreement by the Company.  A Warrant Agreement is being delivered to Subscriber contemporaneously with the shares underlying the Units.

4.         Conditions to the Company's Obligation to Sell.  Subscriber understands that Company's obligation to deliver the Units is conditioned upon the receipt and acceptance by the Company of this Subscription Agreement for all of the Units.  The Company reserves the right in its complete discretion to reject any subscription not yet accepted in whole or in part.

5.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without regard to conflicts of laws rules or principles thereof.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts serving Nueces County, Texas, for the purposes of any action arising out of this Agreement, or the subject matter hereof.  To the extent permitted by applicable law, each party to this Agreement hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action (a) that such party is not personally subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper, or (e) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  In the event that any provision of this Agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain enforceable in accordance with its respective terms.

6.         Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith.  This Agreement may be amended only by a writing executed by all parties hereto.

7.         Certification.  The undersigned certifies that he has read this entire Agreement and that every statement on his part made and set forth herein is true and complete.

Dated this 30th day of December, 2008.

TAN CHIN YONG	s/s TAN CHIN YONG
Tan Chin Yong

Accepted this 31st day of December, 2008.

TOR MINERALS INTERNATIONAL, INC.
s/s BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer